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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Isolagen, Inc. ("the Company") on Form S-8 of our report dated March 12, 2003, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.


/s/ PANNELL KERR FORSTER OF TEXAS, P.C.
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Pannell Kerr Forster of Texas, P.C.

Houston, Texas
August 25, 2003